UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2026

ExxonMobil Holdings Corporation

(Exact name of registrant as specified in its charter)

Texas	1-43384	41-4104094
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22777 Springwoods Village Parkway, Spring, Texas 77389-1425

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 940-6000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	XOM	New York Stock Exchange
0.524% Notes due 2028	XOM28	New York Stock Exchange
0.835% Notes due 2032	XOM32	New York Stock Exchange
1.408% Notes due 2039	XOM39A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On August 28, 2026, XTO Energy Inc. (“XTO”), a Delaware corporation and a wholly-owned subsidiary of ExxonMobil Holdings Corporation, a Texas corporation (the “Company”), issued notices (the “Redemption Notices”) to holders of XTO’s 6.10% Senior Notes due 2036 (the “2036 Notes”), 6.75% Senior Notes due 2037 (the “2037 Notes”) and 6.375% Senior Notes due 2038 (the “2038 Notes” and together with the 2036 Notes and the 2037 Notes, the “Notes”) calling for redemption (the “Redemption”) of all outstanding Notes. A copy of the Redemption Notices for the 2036 Notes, 2037 Notes and 2038 Notes are attached as Exhibit 99.1, 99.2 and 99.3, respectively, to this Current Report on Form 8-K and are incorporated by reference into this Item 8.01.

On September 27, 2026, (the “Redemption Date”), all then-outstanding Notes will be repurchased for cash at a price (the “Redemption Price”) equal to 100% of the principal amount of the Notes plus the Make-Whole Amount (as defined in the Redemption Notices), together with accrued and unpaid interest to the Redemption Date.

This Current Report on Form 8-K does not constitute a redemption notice and is qualified in its entirety by reference to the Redemption Notices.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Redemption Notice for 6.10% Senior Notes due 2036.

99.2	Redemption Notice for 6.75% Senior Notes due 2037.

99.3	Redemption Notice for 6.375% Senior Notes due 2038.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXXONMOBIL HOLDINGS CORPORATION

Date: August 28, 2026	By:	/s/ James R. Chapman
James R. Chapman
Vice President, Corporate Finance and Treasurer